UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                         MARCH 14, 2005 (MARCH 10, 2005)

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                      333-91356              98-0374121
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  (State or other jurisdiction         (Commission           (IRS Employer
        of incorporation)              File Number)       Identification No.)

               103 FOULK ROAD, WILMINGTON, DE                  19803
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          (Address of principal executive offices)           (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 10, 2005, Zone 4 Play, Inc., a Nevada corporation (the "Company"), and Netfun Ltd., an Israeli company ("Netfun"), entered into a Stock Purchase Agreement (the "Agreement") under which the Company acquired the remaining minority interests in Mix TV Ltd., an Israeli company in the field of SMS-TV gaming services ("MixTV"), for consideration of 625,000 shares of common stock of the Company, such number of shares having an aggregate value of $1,000,000 based upon the closing bid price of the share of common stock of the Company on March 4, 2005 on the Over the Counter Bulletin Board. As a result of the Agreement, the Company now holds the entire ownership interest of MixTV.

      Pursuant to the terms of the Agreement, the Company and Netfun decided to terminate the Joint Venture Agreement dated June 1, 2004, between them under which the Company first acquired its majority interest in MixTV. The Company also executed on behalf of MixTV an employment agreement with MixTV's Chief Executive Officer, Haim Cario, under which Mr. Cario shall serve as Chief Executive Officer of MixTV for a period of 3 years and will receive an option to acquire shares of MixTV equal to 2% of MixTV's outstanding shares.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10.1 Stock Purchase Agreement dated March 10, 2005, between Zone 4 Play, Inc. and Netfun Ltd.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  ZONE 4 PLAY, INC.
                                                  (Registrant)

                                             By:  /s/ Uri Levy
                                                  ------------------------------
Date: March 14, 2005                              Name:  Uri Levy
                                                  Title: Chief Financial Officer